As filed with the Securities and Exchange Commission on May 30, 1997
                                                        Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              Franks' Express, Inc.
                  --------------------------------------------
                 (Name of small business issuer in its charter)

          Colorado                         7389                   84-1170846
  ----------------------------   ---------------------------    ---------------
   (State or jurisdiction of    (Primary Standard Industrial    (IRS Employer
 incorporation or organization)  Classification Code Number)    Identification
                                                                      No.)

                            12146 East Amherst Circle
                             Aurora, Colorado, 80014
                                 (303) 695-9554
    ------------------------------------------------------------------------
   (Address and telephone number of Registrant's principal executive offices)

                                 Charles Burton
                             2903 South Uinta Street
                             Denver, Colorado 80231
                                 (303) 696-7523
            --------------------------------------------------------
           (Name, address, and telephone number of agent for service)

                                    Copy to:
                             David M. Summers, Esq.
                    5670 Greenwood Plaza Boulevard, Suite 422
                            Englewood, Colorado 80111
                                 (303) 220-5420

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                                    CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------
   Title of each                           Proposed maximum      Proposed maximum
 class of securities      Amount to        offering price        aggregate offering      Amount of
  to be registered      be registered         per unit                price          registration fee
-----------------------------------------------------------------------------------------------------
Common shares             100,000              $1.00                $100,000             $100.00
-----------------------------------------------------------------------------------------------------



The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                                    CROSS REFERENCE SHEET

                        Showing location in Prospectus of information
                               required by Part 1 of Form SB-2

               Item Number and Caption                       Prospectus Heading
               -----------------------                       ------------------

1.       Front of Registration Statement and          Outside Front Cover Page of Prospectus
         Outside Front Cover of Prospectus

2.       Inside Front and Outside Back Cover          Inside Front and Outside Back Cover of
         Pages of Prospectus                          Prospectus

3.       Summary Information and Risk Factors         Prospectus Summary; Risk Factors

4.       Use of Proceeds                              Use of Proceeds

5.       Determination of Offering Price              Outside Front Cover Page of Prospectus;
                                                      Plan of Distribution

6.       Dilution                                     Dilution

7.       Selling Security Holders                     Not Applicable

8.       Plan of Distribution                         Outside Front Cover of Prospectus;
                                                      Plan of Distribution

9.       Legal Proceedings                            Legal Proceedings

10.      Directors, Executive Officers,               Management
         Promoters and Control Persons

11.      Security Ownership of Certain                Security Ownership of Management and
         Beneficial Owners and Management             Principal Shareholders

12.      Description of Securities                    Description of Securities


13.      Interest of Named Experts and Counsel        Legal Matters

14.      Disclosure of Commission Position on         Not Applicable
         Indemnification for Securities Act
         Liabilities

15.      Organization Within Last Five Years          Not Applicable

                                                                               2



               Item Number and Caption                       Prospectus Heading
               -----------------------                       ------------------

16.      Description of Business                       Business; Marketing Plan

17.      Management's Discussion and Analysis          Management's Discussion and Analysis of
         or Plan of Operation                          Financial Conditions and Plan of Operation

18.      Description of Property                       Business - Executive Offices

19.      Certain Relationships and Related             Certain Relationships and Related
         Transactions                                  Party Transactions

20.      Market for Common Equity and Related          Outside Front Cover Page of Prospectus;
         Stockholder Matters                           Risk Factors; Plan of Distribution; Description
                                                       of Securities

21.      Executive Compensation                        Executive Compensation

22.      Financial Statements                          Index to Financial Statements

23.      Changes In and Disagreements With             Not Applicable
         Accountants on Accounting and
         Financial Disclosure

                                                                               3


                                   PROSPECTUS

                              Franks' Express, Inc.
                            (a Colorado Corporation)
                            12146 East Amherst Circle
                             Aurora, Colorado 80014

          50,000 Shares Minimum/100,000 Shares Maximum of Common Stock

     Franks' Express, Inc., a Colorado corporation (the "Company") is offering for sale a minimum of 50,000 shares and a maximum of 100,000 shares of its $.0001 par value common stock ("Shares"). The Shares are being offered and sold primarily by officers and directors of the Company. The Company's sole independent consultant may assist the Company's officers and directors as part of his substantial and continuing duties pursuant to contractual arrangements with the Company. Registered broker-dealers may also participate in the offering. If less than the minimum amount of Shares are sold within four (4) months from the date of this Prospectus, all funds received by the Company from subscribers will be promptly returned without interest or deduction for expenses. (See "PLAN OF DISTRIBUTION.")

THESE ARE SPECULATIVE SECURITIES, INVOLVING A HIGH DEGREE OF RISK AND IMMEDIATE AND SUBSTANTIAL DILUTION. THESE SECURITIES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT.
(See "RISK FACTORS.")

     The offering price of the Shares has been determined by the Company without regard to any traditional established criteria of value. The price was selected because the Company believes the Shares can best be sold at this price. Although the Company intends to seek to have its common stock listed on the NASD Bulletin Board following this offering, there is no market for the Company's common stock as of the date of this Prospectus, and there can be no assurance that a public market for the Company's common stock will develop, or if so developed, will be sustained to any extent. (See "RISK FACTORS" and "DESCRIPTION OF SECURITIES.")

--------------------------------------------------------------------------------
              Price to Public      Commissions(1)         Proceeds to Company(2)
--------------------------------------------------------------------------------
 Per Share        $1.00                $.10                      $.90
 Minimum       $ 50,000.00           $ 5,000.00                 $45,000.00
 Maximum       $100,000.00           $10,000.00                 $90,000.00
--------------------------------------------------------------------------------
               (See Footnotes to the table on the following page).
                   The date of this Prospectus is May 23, 1997

(1) The offering is being sold by officers and directors of the Company to whom no commission or other offering renumeration will be paid. Registered broker-dealers are also permitted to make sales of Shares. The Company may pay commissions of up to ten percent (10%) of any offering proceeds raised by one or more registered broker-dealers or their representatives. The table has been prepared using the assumption that the maximum commission will be paid on all Shares sold. No commission will be paid for any Shares sold by officers and directors of the Company. No commission or other offering remuneration will be paid to the Company's independent consultant.

(2) Proceeds to Company have been computed after deduction of the maximum commissions, and prior to the deduction of other offering expenses estimated to be approximately $10,000. Proceeds from the sale of Shares will be deposited in escrow by noon of the business day following receipt thereof at Norwest Bank, 7700 East Belleview Avenue, Englewood, Colorado 80121. In the event that 50,000 Shares, having a subscription price of $50,000 are not sold within four (4) months from the effective date of this Prospectus, all proceeds raised will be promptly returned to investors without interest, and without deducting any expenses incurred in connection with this offering. In the event the minimum offering amount is raised prior to the end of the four (4) month offering period, the Company may, at its discretion, close the offering, or continue the offering until the expiration of the four (4) month offering period or until the maximum offering amount ($100,000) is raised, whichever occurs first. In the event the minimum offering is sold, any monies held in escrow will be released to the Company upon the Company's request. (See "PLAN OF DISTRIBUTION.")

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE COMPANY'S OFFICERS, DIRECTORS, AND EXISTING SHAREHOLDERS MAY PURCHASE A PORTION OF THE SHARES OFFERED BY THIS PROSPECTUS UPON THE SAME TERMS AND CONDITIONS AS OTHER INVESTORS IN THIS OFFERING. THE AGGREGATE NUMBER OF SHARES WHICH MAY BE PURCHASED BY SUCH OFFICERS, DIRECTORS AND EXISTING SHAREHOLDERS, HOWEVER, SHALL NOT EXCEED 50% OF THE NUMBER OF SHARES SOLD IN THIS OFFERING TO OTHER INVESTORS.

     The Shares are offered by the Company, subject to prior sale, allotment, acceptance, withdrawal, cancellation or modification of the offering. Any modification to the offering will be made by means of an amendment to the Prospectus. The Company reserves the right to withdraw or cancel the offering without notice, and to reject any orders, in whole or in part, for the purchase of any of the offered Shares.

     The Company will make available to its shareholders an Annual Report on Form 10-K containing financial information audited and reported upon by independent certified public accountants, and it may also provide unaudited quarterly or other interim reports as it deems appropriate. The Company is a "reporting company" under the Securities Exchange Act of 1934 and will comply with the periodic reporting requirements of the Securities Exchange Act of 1934. When such reports, proxy statements and other information are filed by the Company with the Securities and Exchange Commission (the "Commission"), they will be available for inspection and copying at the Public Reference section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Citicorp Center 300 West Madison Street, Suite 1400, Chicago, Illinois 10048, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.The address of the Web site is (http://www.sec.gov).

     The Company will provide without charge to each person who receives this Prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the Prospectus (excluding exhibits to the information that is incorporated by reference, unless the exhibits are themselves specifically incorporated by reference), by directing written requests to Mr. Charles Burton at 2903 South Uinta Street, Denver, Colorado 80231, and oral requests to Mr. Burton at (303) 696-7523.

                             ADDITIONAL INFORMATION
                             ----------------------

     A registration statement on Form SB-2, including amendments thereto, relating to the Shares offered by this Prospectus has been filed by the Company with the Securities and Exchange Commission in Washington, D.C. This Prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to such registration statement. For further information with respect to the Company and the Shares offered by this Prospectus, reference is made to such registration statement, exhibits and schedules. Statements contained in this Prospectus as to the contents of any contract or other document referred to in this Prospectus are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. A copy of the registration statement may be inspected without charge at the Commission's principal offices in Washington, D.C., and copies of all or any part thereof may be obtained from the Commission upon the payment of certain fees prescribed by the Commission.

     Reports to Shareholders. Pursuant to the requirements of the Securities Exchange Act of 1934, the Company will make available annual reports to shareholders which will include audited financial statements reported on by its certified public accountants. In addition, the Company may make available quarterly or other interim reports to shareholders containing unaudited financial statements or financial information.

                                TABLE OF CONTENTS
                                -----------------

                                                                         Page
                                                                         ----

PROSPECTUS SUMMARY ....................................................... 1

RISK FACTORS.............................................................. 2

USE OF PROCEEDS........................................................... 6

DILUTION.................................................................. 7

PLAN OF DISTRIBUTION...................................................... 8

LEGAL PROCEEDINGS........................................................ 10

MANAGEMENT............................................................... 10

SECURITY OWNERSHIP OF MANAGEMENT AND
  PRINCIPAL SHAREHOLDERS..................................................12

DESCRIPTION OF SECURITIES................................................ 13

BUSINESS................................................................. 14

MARKETING PLAN........................................................... 15

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND PLAN OF OPERATION........................................ 16

CERTAIN RELATIONSHIPS AND RELATED PARTY
  TRANSACTIONS........................................................... 18

EXECUTIVE COMPENSATION................................................... 19

LEGAL MATTERS............................................................ 20

TRANSFER AGENT........................................................... 20

EXPERTS.................................................................. 20

INDEX TO FINANCIAL STATEMENTS............................................F-1

                               PROSPECTUS SUMMARY
                               ------------------

     The following summary is qualified in its entirety by the more detailed information and financial statements (including the notes to the same) appearing elsewhere in this Prospectus.

     The Company. The Company was incorporated under the laws of the State of Colorado on May 17, 1991, for the purpose of engaging in the retail food service business. The Company closed its restaurants and retail ice cream and candy shop in November of 1993 and has not conducted any material business activities since that time. The Company intends to engage in the business of consulting with small to medium sized businesses, helping them assess their current financial position and future financial needs, and assisting them in acquiring sufficient funds, both privately and publicly, to grow and expand their business, products, and services. In light of its management's special expertise in the restaurant business, the Company also expects to offer business consulting services to restaurants and other food service establishments. The Company's principal offices are located at 12146 East Amherst Circle, Aurora, Colorado 80014. Its telephone number is (303) 695-9554.

     The Offering. Pursuant to this Prospectus, the Company is offering up to 100,000 shares of its common stock at the offering price of $1.00 per Share. (See "PLAN OF DISTRIBUTION" and "DESCRIPTION OF SECURITIES.")

Securities Presently Outstanding:                               No. of Shares
---------------------------------                               -------------

Common Stock (shares): ..........................................1,000,000

Securities Being Registered:
----------------------------

Minimum Common Stock (shares): .....................................50,000

Maximum Common Stock (shares): ....................................100,000

Securities to be Outstanding After this Offering:
-------------------------------------------------

Minimum Offering of Common Stock (shares): ......................1,050,000(1)

Maximum Offering of Common Stock (shares): ......................1,100,000(1)

(1) Includes 1,000,000 shares of common stock currently owned by the officers and directors of the Company and certain other shareholders. (See "SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS.")

     Use of Proceeds. Assuming only the minimum amount of the offering is sold and all of the Shares sold are by participating broker-dealers, the net proceeds derived from the sale of the Shares (after deduction of the sales commissions and other offering expenses), will be applied over the next twelve (12) months substantially as follows: approximately $15,000 will be used to repay loans made to the Company to fund expenses associated with this offering, approximately $8,083 for deficit capital restoration, approximately $18,417 to expand the Company's client base, development products and services pay for services rendered in the normal course of business, and pay general office expenses, and approximately $3,500 to seek additional forms of funding to further the Company's business. (See "USE OF PROCEEDS" and "BUSINESS.")

                                  RISK FACTORS
                                  ------------

     These securities involve an extremely high degree of risk. Prospective purchases should consider carefully, among other factors set forth in the Prospectus, the following:

     Limited Operating History, Limited Revenues, and Operating Losses. The Company has no operating history in the financial and food service consulting business. The Company is in a new developmental stage and all of the substantial risks inherent in the commencement of a new business enterprise with new management are present at this stage of the Company's development. At this time, the Company has no revenues, has incurred operating losses as a result of the costs associated with its internal capital structure reorganization and this offering, and there can be no assurance that the Company will be able to achieve profitable operations. The notes to the Company's financial statements disclose the Company's current financial status and its plans to obtain additional funds required for its continued business operations. (See "FINANCIAL STATEMENTS.")

     Success Dependent on Management. Success of the Company will depend on the active participation of its officers and directors and their successful endeavors to further the Company's business goals. If present management were to fail to diligently pursue the goals of the Company, it would adversely affect development of the Company's business and its likelihood of continuing operations. All of the Company's officers and directors have other commitments and it is not presently contemplated that any of them will devote full time to the Company's affairs. However, it is anticipated that Mr. Charles Burton, the Company's President, will devote a significant amount of his time to help the Company develop and achieve its stated goals and purposes, and that all of the other officers will devote such time as may be necessary to supervise and assist in the achievement of the Company's business goals. In addition, the Company has enlisted the assistance of Richard H. Steinberg who provides services as a consultant to the Company as an independent contractor. Mr. Steinberg is expected to devote such time as may be necessary to assist the Company in achieving its business objectives. (See "MANAGEMENT.")

     Limited Assets and the Need for the Proceeds of this Offering. The Company has limited assets and requires the proceeds from this offering to provide capital to continue its operations, to seek other sources of capital for the

Company's operations, and to further develop and market the Company's services. Without the proceeds from this offering, it is doubtful the Company will be able to continue as a going concern. While management estimates that the net proceeds from this offering, together with expected income to be derived from its consulting service business, will be sufficient to meet the Company's cash requirements for at least 12 months from the conclusion of this offering, the Company may be forced to seek additional funds or other business opportunities, which may include merging or combining with another company that has greater financial resources. There can be no assurance that the Company will be able to successfully raise additional funds at an acceptable cost, if at all, or pursue any other business development activities. (See "USE OF PROCEEDS.")

     Business Development and Expansion Risks. The Company is implementing a business plan pursuant to which it intends to become a business consulting operation, expand its list of clients, and increase its market area. The expenses arising in connection with these activities will be charged against income as they are incurred and, accordingly, will have a negative impact upon the Company's results of operations, until such time as such expenses are offset by increased revenues, of which there can be no assurance. (See "USE OF PROCEEDS" and "BUSINESS.")

     Operating Hazards and Uninsured Risks. The Company does not presently have insurance of any kind. There can be no assurance that the Company will in the future choose to, or be able to, adequately insure itself, or its officers and directors, against the risks attendant to its contemplated business activities. If the Company incurs uninsured losses or liabilities, the Company's funds available for operations will be reduced, its assets might even be lost, and its ability to continue as a going concern could be compromised.

     Competition. There is no assurance that others will not develop similar or superior consulting services, or duplicate the Company's present consulting services. The Company presently faces substantial competition from other persons and entities offering similar services, many of which are well established and have significantly greater financial and other resources than the Company. No assurance can be given that the Company will be able to compete successfully. (See "MARKETING PLAN - Competition.")

     Conflicts of Interest. The Company's officers and directors are engaged in other businesses, and may become, in their individual capacity, officers, directors, controlling shareholders and/or partners of additional entities engaged in a variety of businesses. Therefore, potential conflicts of interest exist, including, among other things, time, effort and corporate opportunity involved in participation with such other business entities. The amount of time which some of the Company's officers and directors will be able to devote to the Company's businesses may be limited. In addition, independent consultants engaged by the Company are, or may be, engaged in other business activities, some of which may be deemed to be competitive with the Company. For example, Mr. Richard H. Steinberg, the Company's sole independent consultant, regularly provides to other companies consulting services of a similar nature to those he provides to the Company. He is also part owner of a recently organized consulting firm that assists companies who desire to raise capital in public securities markets. (See "CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS.")


                                        3

     General Business Risks. Future periods may be impacted by various competitive factors, including competition from other persons or entities providing similar consulting services. In addition, the Company's results of operations could be affected in a particular period by business interruptions or costs associated with events beyond the control of the Company. The Company's business can also be adversely impacted by fluctuations in general economic conditions. Other considerations that can have a potentially significant impact on the Company's operations include: inability to develop a viable customer base, loss of a principal customer; inability to obtain funding in a timely manner, changes in government regulations; lack of market demand for the Company's proposed services; a decline in the demand for the Company's consulting services; the ability to maintain relationships on favorable terms which provide business opportunities to the Company; the timing of requests for consulting services; the timely availability of capital; and cancellation or rescheduling of services by a customer experiencing financial difficulties.

     Lack of Public Market for Company's Common Stock. No market for the Company's common stock presently exists. There can be no assurance that any market can be developed, or if developed, sustained. The investment community could show little or no interest in the Company in the future. As a result, purchasers of the Company's common stock may have difficulty liquidating their investment in such if they desire to do so.

     Going Concern Risk. The Company does not have significant cash or a source of significant revenues to cover its operating costs and allow it to continue as a going concern. The Company's ability to continue as a going concern will depend on the Company's ability to successfully complete this offering, to raise additional capital through other means, or to find another suitable business opportunity.

     Dilution. As a result of the sale of the Shares, purchasers of such Shares will suffer immediate substantial dilution in the price of $1.00 per Share purchased by them of approximately $.9806 per Share (98%), if the minimum amount of the offering is sold. Conversely, the Company's present shareholders will receive an immediate benefit of approximately $.082 per share from the sale of the Shares if the maximum amount of the offering is sold. (See "DILUTION.")

     Public Will Bear Risk Of Loss. The capital required by the Company to repay its existing debt and any debt that may be incurred in the future, continue its operations and expand its business is being sought principally from the proceeds of this offering. Therefore, public investors will bear virtually all of the risk of the Company's existing debt and contemplated, continued and expanded operations.

     Dividends. No dividends have been paid on the Company's securities since its inception in 1991 and no dividends are contemplated at any time in the foreseeable future. Investors who anticipate the need for immediate dividends from their investments should refrain from purchasing any of the Shares offered by this Prospectus. (See "DESCRIPTION OF SECURITIES.")

                                        4

     Best Efforts Offering. The Shares offered hereby are being offered on a best efforts basis, and no individual or firm is committed to purchase or sell any of the Shares offered by this Prospectus. There is no assurance that any portion of the Shares so offered will be sold. The Company's legal counsel will act as an escrow agent until at least 50,000 Shares have been sold in this offering and proceeds from such sales been deposited into the escrow account established for the offering. In the event that a minimum of 50,000 Shares are not sold within four (4) months of the effective date of this Prospectus, funds will be promptly returned to investors without interest and without any deduction for expenses incurred in connection with this offering. Therefore, there is a risk than an investor could invest money in the Company for as long as four (4) months and have his or her investment returned without interest. After 50,000 Shares have been sold, the escrowed funds will be transmitted to the Company at its discretion. Thereafter, Shares will be issued to investors and no refunds will be made after such time. (See "PLAN OF DISTRIBUTION.")

     Shares Eligible for Future Sale. In exchange for cash or services, a total of 1,000,000 shares of the Company's $.0001 par value common stock were issued by the Company prior to the date of this Prospectus (after giving effect to its stock split). A total of 1,000,000 shares of the Company's outstanding common stock are "restricted securities" and under certain circumstances may in the future be sold in compliance with Rule 144 adopted under the Securities Act of 1933, as amended (the "1933 Act"), which provides, in general, that such restricted securities can not be sold in the open market until two years after the date of original purchased unless they are registered under the 1933 Act. Future sales of those shares could depress that market price of the Common Stock in any market which may exist. (See "DESCRIPTION OF SECURITIES.")

     Effect of Penny Stock Reform Act and Rule 15g-9: Possible Inability to Sell the Company's Securities in the Secondary Market. The Shares will become subject to the Penny Stock Reform Act.

     (a) Penny Stock Reform Act. In October 1990 Congress enacted the "Penny Stock Reform Act of 1990" (the "'1990 Act") in response to fraudulent practices prevalent in many penny stock transactions. Pursuant to Rule 3a51-1 of the Securities and Exchange Act of 1934 (the "1934 Act") a security is defined as a "penny stock" unless it is (i) a reported security (i.e., listed on certain national securities exchanges); (ii) a security registered or approved for registration and traded on a national securities exchange that meets certain guidelines, where the trade is effected through the facilities of that national exchange; (iii) a security listed on NASDAQ; (iv) a security of an issuer that meets certain minimum financial requirements ("net tangible assets" in excess of $2,000,000 or $5,000,000, respectively, depending on whether the issuer has been continuously operating for more or less than three years, or "average revenue" of at least $6,000,000 for the last three years); or (v) a security with a price of at least $5.00 per share in the transaction in question or a security that has a bid quotation (as defined in the Rule) of at least $5.00 per share.

                                        5
                                                                              12

     Pursuant to the 1990 Act, prior to effecting a transaction in a penny stock, brokers and/or dealers are required to provide investors with written disclosure documents containing information concerning various matters relating to the market for penny stocks, as well as specific information about the subject security and the transaction involving the purchase and sale of that security (e.g., price quotes and broker-dealer and associated person compensation). Subsequent to the transaction, the broker-dealer is required to deliver monthly or quarterly statements containing specific information about the subject security. These added disclosure requirements will most likely negatively affect the ability of purchasers of securities in this offering to sell their securities in the secondary market even if one should develop in the future.

     (b) Rule 15g-9. Rule 15g-9 promulgated under the 1934 Act imposes additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers. For transactions covered by such rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, this rule may also affect the ability of purchasers in this offering to sell their securities in any secondary market.

     Control by Management. Upon completion of this Offering the Company's officers and directors will directly or indirectly own approximately 86.4% of the issued and outstanding capital stock, if the maximum amount of the offering is sold. If only the minimum amount of the offering is sold the Company's officers and directors will own 92.7% of the Company's issued and outstanding capital stock. They will therefore effectively control between 86.4% and 92.7%
of the Company's voting capital stock. The foregoing percentages will be increased to the extent that any Shares are purchased by officers and directors in this offering. There are no cumulative voting rights provided in the Company's Articles of Incorporation. Accordingly, the Company's current management, if they act as a group, will be able to elect all of the Company's directors and continue to control the Company for the foreseeable future. (See "SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS" and "DESCRIPTION OF SECURITIES.")

                                 USE OF PROCEEDS
                                 ---------------

     The net proceeds to be realized by the Company from this offering if only the minimum amount being offered is sold will be approximately $45,000, assuming the maximum commission is paid on all of the Shares sold. In the event the maximum offering is sold, the Company will receive net proceeds of approximately $90,000, assuming the maximum commission is paid on all of the Shares sold. The Company presently has a deficit of approximately $8,083. After the deficit is reduced to zero, management estimates that the net proceeds of this offering together with any revenues from operations, will still be sufficient to meet the Company's cash requirements for at least 12 months from the conclusion of this offering. Management anticipates the net proceeds of this offering will be used substantially, and in the order of priority, shown below:



                                        6

                                   Assuming Minimum          Assuming Maximum
     Description                    Offering Sold             Offering Sold
--------------------------------------------------------------------------------
Deficit Capital Restoration            $ 8,083                   $ 8,083

Loan Repayment                         $15,000                   $15,000

Expansion of Client Base,
Services Rendered, and
General Office Expenses:               $14,000                   $47,500

Product Development:                   $ 4,417                  $  9,417

Search for Other Funding:              $ 3,500                   $10,000

Total:                                 $45,000                   $90,000

     The amounts set forth in the use of proceeds table merely indicate the proposed use of proceeds, and actual expenditures may very substantially from these estimates depending upon market and economic conditions after completion of the offering. The Company may, in the future, seek additional funds through loans, other financing arrangements, or merger and consolidation with other companies having greater financial resources. Pending expenditures of the proceeds from this offering for the foregoing purposes, the Company may make temporary investments in government securities, money market accounts, insured certificates of deposit or insured banking accounts.

                                    DILUTION
                                    --------

     The following table summarizes, as of May 23, 1997, the comparative ownership of existing shareholders to potential new investors.


                                                                     Current Equity or                 Average Price
                                        Shares Owned                 Total Consideration                     per
                                        ------------                 -------------------

                                 Number               %              Amount                %               Shares
---------------------------------------------------------------------------------------------------------------------
Present Shareholders(2)
  Minimum Offering             1,000,000             100            $(8,083) (1)          95.2            ($.0081)
  Maximum Offering             1,000,000             100            $(8,083) (1)          90.9            ($.0081)

New Investors(2)
  Minimum Offering                50,000             0              $ 50,000               4.8              $1.00
  Maximum Offering               100,000             0              $100,000               9.1              $1.00


(1) Shareholder equity as of May 23, 1997, which is expected to continue to decline to some extent as additional expenses for this offering are incurred.

(2) Assumes that none of the present shareholders purchase any additional shares in this offering.

     The pro forma net tangible book value of the Company as of May 23, 1997 was ($19,183) or approximately ($.0192) per share. Pro forma net tangible book value per share represents the Company's total tangible assets less its total liabilities divided by the number of shares of its common stock outstanding.

     Pro forma net tangible book value dilution per share represents the difference between the amount paid per share by purchasers of common stock in this offering and the pro forma net tangible book value per share of common stock as adjusted to give effect to this offering. After giving effect to the sale of the minimum (50,000) Shares of common stock offered by the Company at an assumed public offering price of $1.00, the adjusted pro forma net tangible book value of the Company as of May 23, 1997 would have been approximately $25,817 or $.0246 per share of common stock. This represents an immediate increase in pro forma net tangible book value of $.0438 per share to existing shareholders and an immediate dilution of $.9754 per share to new investors in this offering. After giving effect to the sale of the maximum (100,000) Shares of Common Stock offered by the Company in this offering at an assumed public offering price of $1.00 per Share, the as adjusted pro forma net tangible book value of the Company as of May 23, 1997 would have been approximately $70,817 or $.0644 per Share of common stock. This represents an immediate increase in pro forma net tangible book value of $.0836 per share to existing shareholders and an immediate dilution of $.9356 per Share to new investors in this offering. The following table illustrates the dilution per share to new investors as of May 23, 1997:

                                                                         Assumes           Assumes
                                                                         Minimum           Maximum
                                                                         Offering          Offering
                                                                         --------          --------

Assumed initial public offering price per Share                           $1.00            $1.00
Pro forma net tangible book value per Share as of May 23, 1997            $(.0192)         $(.0192)
Increase in pro forma net tangible book value per
  Share attributable to new shareholders                                  $.0438           $.0836
As adjusted net tangible book value per Share after offering              $.0246           $.0644
Dilution per Share to new shareholders                                    $.9754           $.9356

----------
(See "DESCRIPTION OF SECURITIES.")

                              PLAN OF DISTRIBUTION
                              --------------------

     Selling the Shares of the Offering. The officers and directors of the Company have been authorized by the Company to sell the Shares of the Company's common stock pursuant to this Prospectus to any and all suitable investors of age in any state in which these securities have been registered, and shall take no commission or other offering renumeration of any kind for doing so.
Consultants engaged by the Company may assist the officers and directors, but will not be paid any commission or transaction based compensation. To the extent that Shares are sold by registered broker-dealers, however, the Company will pay a 10% commission to such registered broker-dealers. Investors may purchase Shares by filing out a subscription agreement and delivering to the selling officer or director a check payable to Franks' Express, Inc. Escrow Account, for the amount of the purchase price.

     The Company has not entered into an underwriting agreement with any broker-dealer. However, broker-dealers who desire to participate in the sale of the Shares may do so by notifying the National Association of Securities Dealers
(NASD) of their intent to do so, and entering into a Selected Dealers Agreement with the Company. The Selected Dealers Agreement includes provisions for mutual indemnification against certain civil liabilities arising under the Securities Act of 1933, as amended. For any Shares sold by participating broker-dealers, the Company will pay a sales commission of ten percent (10%) of the sales price. The Shares are offered by the Company subject to prior sale, when, as and if delivered to and accepted by the Company, and subject to approval of certain matters by legal counsel. The Company reserves the right to withdraw, cancel or modify such offer and any offer, in whole or in part. Delivery of the Shares will be made to investors promptly upon acceptance and the satisfaction of escrow conditions relating to completion of the minimum offering amount.

     Determination of the Offering Price. As of the date of this Prospectus, there is no public market for the Company's common stock. The offering price of the Shares was determined by the Company without regard to any traditional or established criteria of value. In determining the offering price and the number of shares to be offered, the Company considered such factors as the financial condition of the Company, its net tangible book value, its business prospects, and the general condition of the securities market. The offering price of $1.00 per Share was established by the Company, in part because the Company believes that the price of $1.00 would be the easiest price at which to sell the Shares. Accordingly, the offering price set forth on the cover page of this Prospectus should not be considered an indication of the actual value of the Company. The price bears no relation to the Company's assets, book value, earnings or net worth or any other traditional valuation criteria. There is also no assurance that an active trading market for the Company's securities will develop or, if developed, will continue, such that subscribers will be able to resell their Shares following this offering. The Company's common stock has never been traded on any exchange or market prior to this offering, and has been privately held.

     Shareholders of Record. On May 23, 1997, there were six holders of record of the Company's common stock.

     Dividends. The Company has never paid dividends on the Company's common stock. The Board of Directors of the Company presently intends to pursue a policy of retaining earnings, if any, for use in the Company's operations and to finance expansion of its business activities. With respect to the Company's common stock, the declaration and payment of dividends in the future, of which there can be no assurance, will be determined by the Company's Board of Directors in light of conditions then existing, including the Company's earnings, financial condition, capital requirements and other factors. There are presently no dividends which are accrued or owing with respect to any of the Company's outstanding capital stock and none are expected to be paid in the forseeable future.

                                LEGAL PROCEEDINGS
                                -----------------

     There are no legal proceedings or pending litigation to which the Company is a party or against any of its officers or directors as a result of their activities associated with the business of the Company.

                                   MANAGEMENT
                                   ----------

     The Company has no knowledge of any arrangement or understanding in existence between any officer named below or any other person pursuant to which any such officer was or is to be elected to such office or offices. All officers of the Company serve at the pleasure of the Company's Board of Directors. All officers of the Company will hold office until the next annual Meeting of the Board of Directors of the Company. There is no person who is not a designated officer who is expected to make any significant contribution to the business of the Company, except independent contractors as are, or may be engaged by the Company to provide consulting services.

     The following sets forth biographical information for at least the past five years as to the business experience of each officer and director of the Company and their age and positions with the Company:

     President: Charles Burton, age 47, currently serves as President and Director of the Company, a position he has held since April 15, 1997. Mr. Burton served as Secretary and a Director of the Company from January 2, 1997 until April 15, 1997, when he was elected President.

     Mr. Burton is a graduate of Kenyon College where he obtained a bachelors degree in Political Science in 1971. From 1972 to 1976, Mr. Burton served as a special assistant to George Clark Martin, President of the National Association of Home Builders in Louisville, Kentucky. From 1977 to 1985, Mr. Burton was employed as a licensed securities broker with S. W. Devanney and Co., Inc. in Denver, Colorado. He was employed with Kober Financial Inc. from 1985 to 1988 as a wholesale securities trader. Thereafter, Mr. Burton was employed by Fitzgerald, Talman, Inc. as a wholesale securities trader for the remainder of 1988. In 1989, Mr. Burton became self-employed as a financial consultant. His consulting experience included rendering advice with respect to mergers and acquisitions, and assisting various companies in developing public trading abilities. During this time, Mr. Burton also served as President of Wild Creek Oil Company, Inc. From 1992 to 1993, he was employed by Paramount Investments International, Inc. as a wholesale trader. In 1993 he left Paramount to devote his efforts to development of LPR Cybertek, Inc., an internet financial services company located in Denver, Colorado, where he was co-owner and Vice-President. In May of 1996, he assisted with the merger of Wild Creek Holding Company, Inc., a publicly traded company, with TNB, an international trading and export concern. Mr. Burton continues to operate his independent financial consulting service business.

     Secretary and Director. Roger D. Jones, age 31, currently serves as Secretary and a Director of the Company. Mr. Jones has served as a Director of the Company since January 2, 1997 and prior to taking over duties as Secretary of the Company, Mr. Jones served as its interim Company President from January 2, 1997 until April 15, 1997.

     Mr. Jones graduated from Lake Forest College Lake Forest, Illinois in 1987 with a bachelors degree in history. Since that time, Mr. Jones has been employed by the McDonald's Corporation in various capacities. Mr. Jones relocated to Aurora, Colorado in April of 1988. Mr. Jones attended the highly regarded Hamburger University sponsored by the McDonald's Corporation in 1992, where course work included studies in advertising, marketing, restaurant profit and loss statements, restaurant layout and maintenance. In December of 1992, Mr.
Jones became the Restaurant Manager for McDonald's in Aurora, Colorado. Mr. Jones has also assisted McDonald's Corporation's Regional Training Department, training assistant managers from the seven-state Rocky Mountain Region.

     Treasurer and Director: Sandra S. Steinberg, age 46, has been a Director of the Company since its inception in 1991. She currently serves as the Treasurer of the Company, a position she has held since January 2, 1997. Mrs. Steinberg served as the President of the Company from 1991 until January 2, 1997, which included the period when the Company operated three retail food eateries which sold primarily hot dogs and related items, and a significant period where the Company did not actively conduct business activities.

     Mrs. Steinberg obtained her securities broker's license in 1985 and was employed for a period of two months by Tri-Securities, a brokerage firm located in Englewood, Colorado that specialized in sale of stocks and bonds. Thereafter, Mrs. Steinberg became a registered representative with J. W. Gant, a position she held until October of 1986. She was associated with Guildcor Financial Inc. from October of 1986 until January of 1988, where she also sold securities. Mrs. Steinberg was then employed by Capital Securities for approximately 11 months in 1988. She left that position to become President and Chairman of the Board and Directors of Franks for the Memories, Inc., where she supervised the business operations of its food service business retailing hot dogs. When Franks' Express, Inc. was formed to facilitate additional restaurant and food service locations, Mrs. Steinberg became responsible for supervision of the restaurant and food service operations of both corporations.

     Consultant: Richard H. Steinberg, age 48, currently acts as a consultant to the Company. He has served as an officer and director of several companies, including Vice President, Secretary and Treasurer of Priority Development, Ltd., a security holdings and development company, a position which he has held since 1987. Mr. Steinberg is a graduate of the University of Northern Illinois where he obtained a bachelors degree in marketing in 1971. From 1971 through 1982, Mr. Steinberg held various management positions with F. W. Woolworth/Woolco Department Stores. During the period from 1982 to 1986 and was employed for various security companies in registered representative capacities, including Vantage Securities, Tri Securities, and J. W. Gant. Mr. Steinberg also worked as an office manager for StarVideo Productions, Inc., a video production company, from July 1986 to 1987, when he left to become associated with Priority

Development, Ltd. Thereafter, Mr. Steinberg was employed by Franks for the Memories, Inc. and served as Treasurer and an Operations Manager until 1994, when it ceased conducting active business operations. Mr. Steinberg also served as Secretary and Treasurer of Franks' Express, Inc. during the period it was dormant, from November 27, 1993 until January 2, 1997. Beginning in 1993, Mr. Steinberg also worked as a concert promoter for 2 B Announced Presents, Inc., a concert promotion and production company. Currently Mr. Steinberg serves as Chairman of the Board of Directors of 2 B Announced Presents, Inc. and as its Treasurer and Chief Financial Officer.

                        SECURITY OWNERSHIP OF MANAGEMENT
                           AND PRINCIPAL SHAREHOLDERS
                           --------------------------

     As of May 23, 1997 there were 1,000,000 shares of the Company's common stock issued and outstanding. The following table sets forth, as of May 23, 1997, the common stock ownership of each person known by the Company to be the beneficial owner of ten percent or more of the Company's outstanding capital stock. It also sets forth, as of May 23, 1997, the share ownership of each director and executive officer of the Company, and all of its officers and directors as a group. Each person has sole voting and investment power with respect to the shares shown.



                                             Percentage of Outstanding Shares

                                                                                             After        After
                                            No. of             Date             Before      Minimum      Maximum
                                          Shares(1)           Acquired          Offering    Offering     Offering
------------------------------------------------------------------------------------------------------------------
Charles Burton . . . . . . . . . . .      100,000             4/15/97            10.00%      9.75%        9.09%
2903 South Uinta Street
Denver, Colorado  80231

Roger D. Jones . . . . . . . . . . .        5,000             4/15/97             0.50%      0.49%        0.45%
1519 South Telluride Street
Aurora, Colorado  80017

Sandra  S. Steinberg. . . . . . . . .     745,000(2)          6/18/91           174.50%     72.68%       67.72%
12146 East Amherst Circle
Aurora, Colorado  80014

All officers and directors as a . . .     850,000                               85.00%      82.92%       77.27%
  group (3 persons)

(1) Rule 13d-3, promulgated under the 1934 Act which concerns the determination of beneficial owners of securities, includes as beneficial owners of securities, among others, any person who directly or indirectly, through any contract, arrangement, understanding relationship or otherwise has, or shares, voting power and/or investment power with respect to such securities; and, any person who has the right to acquire beneficial ownership of such security within 60 days through means, including, but not limited to, the exercise of any option, warrant or conversion of a security. Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the class by any other person.

(2) Excludes an aggregate of 100,000 shares owned by Mrs. Steinberg's children, Daniel C. Steinberg (50,000 shares) and Jamie L. Steinberg (50,000 shares), for which Mrs. Steinberg disclaims any beneficial ownership interest. All common shares owned by the officers, directors and principal shareholders listed above are "restricted or control securities" and, as such, are subject to limitations on resale. Such shares may be sold pursuant to SEC Rule 144 under certain circumstances. These are no contractual arrangements or pledges of the Company's securities, known to the Company, which may at a subsequent date result in a change of control of the Company.

                            DESCRIPTION OF SECURITIES
                            -------------------------

     Capitalization.   The  Company's   authorized  capital  stock  consists  of
100,000,000  shares of $.0001 par value  common stock and  10,000,000  shares of
 .0001 par value preferred stock. No preferred stock has been issued by the Company.

     Common Stock. All shares of common stock have equal voting rights and are not assessable. Voting rights are not cumulative, and, therefore, the holders of more than 50% of the common stock of the Company would be able to elect all of the directors of the Company.

     Upon liquidation, dissolution or winding up of the Company, the assets of the Company, after the payment of liabilities and after the satisfaction of all priority claims by holders of the Company's preferred stock (assuming preferred stock is issued in the future), will be distributed pro rata to the holders of the common stock. The holders of the common stock do not have preemptive rights to subscribe for any securities of the Company, and have no right to require the Company to redeem or purchase their shares. The shares of common stock presently outstanding are, and the shares of common stock to be sold pursuant to this offering will be, upon issuance, fully paid and nonassessable.

     Holders of common stock are entitled to share equally in dividends when, as, and if declared by the Board of Directors of the Company, out of funds legally available therefor, after payment of any dividends then owing to the holders of the Company's preferred stock, if any is outstanding. The Company has not paid any cash dividends on its common stock, and it is unlikely that any such dividends will be declared or paid in the foreseeable future.

     Preferred Stock. The Company is authorized to issue 10,000,000 shares of preferred stock, $.0001 par value. The preferred stock may be issued in series from time to time with such designation, rights, preferences and limitations as the Board of Directors of the Company may determine by resolution. The rights, preferences and limitations of separate series of preferred stock may differ with respect to such matters as may be determined by the Board of Directors, including, without limitation, the rate of dividends, amounts payable on liquidation, sinking fund provisions (if any), conversion rights (if any), and voting rights. It is therefore possible that preferred stock might be issued which would grant dividend preferences and liquidation preferences to preferred shareholders superior to those of the holders of common stock.

     Unless the nature of a particular transaction and applicable statutes require such approval, the Board of Directors has the authority to issue preferred shares without shareholder approval. The issuance of preferred stock may have the effect of delaying or preventing a change in control of the Company.

                                    BUSINESS
                                    --------

     Introduction. While the Company itself has had no prior experience in the business of offering financial and food service consulting services, certain officers, directors and consultants utilized by the Company have significant experience in these areas. Management has studied the needs of food service establishments and other small to medium-sized businesses, including the financial and other problems they face at various stages of their development. The Company believes it can assist such businesses in working through the challenges they face.

     History and Organization. The Company was formed as a Colorado corporation on May 17, 1991 for the purpose of facilitating expansion of the hot dog and retail food service business then being conducted through Franks for the Memories, Inc., a Colorado corporation. Franks for the Memories, Inc. had owned and operated a hot dog food service business since July of 1988. The Company was formed in connection with establishment of a new business location and operation. Franks for the Memories, Inc. and Franks' Express, Inc. continued to engage in the food service hot dog business and expanded by opening an ice cream and candy shop in downtown Denver in 1991. The retail hot dog businesses of both entities were coordinated by the same management team. Retail food service operations of both Franks for the Memories, Inc. and the Company ceased in November of 1993. Franks for the Memories, Inc. pursued other business ventures, but the Company remained dormant until an internal reorganization in January of 1997. The Company intends to conduct business as a financial and food service consulting firm, and seek out and assist clients in evaluating their present business and financial condition and future business and financial needs. The Company expects to assist selected clients in furthering their business plans and goals.

     Business Plans. The Company believes that education regarding financial matters is one of the most vital services that it can provide to its clients, although it also has special expertise specific to the food service industry. For example, the officers and directors of the Company have found that many small businesses have limited knowledge of financial markets and the various available methods to raise capital needed to fund development of their businesses. Many small to medium size businesses are also unaware of how to properly present themselves to the financial community in connection with their business development or expansion activities. The Company advocates having audits and legal documents prepared in a suitable manner by firms who are capable, recognized by the financial community at large, and possesses special expertise with regard to methods aimed at minimizing costs associated with these activities. The Company plans to produce and market various tools aimed at educating businesses about a wide variety of matters, which may include alternative sources of financing, the steps necessary to prepare for and successfully complete a private placement and/or public offering; preparing for and presenting themselves in a favorable light to the financial community, alternative sources of financing, defining and isolating suitable, realistic markets for their products and/or services, use of cost accounting, and preparation of marketing materials. The Company believes there is a need for such services and that it will be able to create a profitable business providing these services.

     Executive Offices. The Company's executive offices are presently located at 12146 East Amherst Circle, Aurora, Colorado 80014. The Company's telephone number is (303) 695-9554.

                                 MARKETING PLAN
                                 --------------

     Marketing Objectives. The Company plans to market its services through the efforts of its officers, directors and independent consultants. At the present time, Mr. Richard H. Steinberg is the only consultant who has been engaged by the Company, but the Company plans to identify and engage others as its business develops. Certain of the Company's officers, directors, and its principal consultant have experience in financial consulting and are aware of the tremendous number of small to medium-sized businesses that need assistance and guidance concerning product development, marketing, financial matters, as well as information and advice concerning financial markets. The Company plans to contact potential clients directly by telephone and/or mail in an aggressive marketing effort for their business.

     The Company's management also realizes the importance of establishing and maintaining certain key relationships with professionals in the business community (i.e., lawyers, accountants, stockbrokers, bankers, transfer agents, financial printers, etc.) who often have as clients, or know of potential clients that would be, the types of clients the Company would be interested in assisting. It is anticipated that referrals will be made to the Company by such professionals. Therefore, the officers and directors of the Company plan to develop as many of these types of key relationships as possible, as well as maintain and nurture pre-existing key relationships. The Company also expects to use additional independent consultants for this purpose. The Company plans to have its representatives attend trade shows and conventions where attractive consulting opportunities might be encountered. Through such efforts the Company believes it can create a profitable operation in the food service and financial consulting business.

     Market Area. It is anticipated that the Company's primary market for its services will be the continental United States and Canada. However, the Company will entertain any international opportunities presented to it.

     Competition. The Company faces significant competition from other companies engaged in businesses which are the same or similar to the Company's business. The Company believes that many of these competitors have significantly greater financial and other resources than the Company. The Company is aware that it may also face competition from future entrants into the consulting services industry and in the markets the Company plans to serve. There is also no assurance that the Company's services will meet with public acceptance. The Company will strive to achieve significant name recognition in the domestic marketplace and may change its name in the future to accomplish this objective.

     General  Business  Risks.  The  Company's  results of  operations  could be affected in any given period by business interruptions or unplanned costs associated with events beyond the Company's control and general economic conditions. Other events that could potentially have a significant impact on the Company's operations include the inability to obtain appropriate, substantial clients in a timely manner; loss of a principal customer; changes in governmental regulations which may affect or seek to regulate financial or food service consulting businesses; no, or minimal, market demand for the Company's services; difficulty in developing and maintaining certain relationships providing favorable terms and opportunities to the Company; availability of capital required by the Company; cancellation or rescheduling of orders for services by a customer experiencing financial difficulties; and the timing of expenditures in anticipation of increased sales.

     Employees. As of the date of this Prospectus, the Company has no full-time employees. The daily business affairs of the Company have been, and it is anticipated that in foreseeable future will be, carried out by the officers and directors of the Company who provide services on a part-time, as needed, basis. To the extent that the Company's business grows, however, the Company may hire additional personnel it deems necessary to carry on its proposed business activities.

     Consultants. The Company has engaged the services of Richard H. Steinberg and entered into a two year Consulting Agreement which commenced on January 2, 1997. The Company has agreed to pay Mr. Steinberg $1,000 per month for services rendered under this Consulting Agreement. The Company will consider engaging other independent consultants in conjunction with anticipated expansion of its business activities.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                    FINANCIAL CONDITION AND PLAN OF OPERATION
                    -----------------------------------------

     Overview. Franks' Express, Inc., was formed on May 17, 1991 and is currently developing its food service and financial consulting business. Specifically, the Company expects to specialize in consulting with and assessing the current financial condition and future financial needs of food service establishments and other small to medium-sized businesses. The Company also hopes to assist such businesses in defining and isolating viable markets for their products and/or services, devising and implementing effective marketing strategies, and working through the financial challenges which most companies face.

     The Company hopes to expand its client base rapidly, because it believes there are many small to medium-sized food service and other businesses that will desire the Company's services. Many small businesses lack knowledge and expertise about financial markets and the complexities often involved in raising the funds to expand and grow their businesses successfully. In addition, such businesses often lack the expertise to develop successful marketing strategies. The officers and directors of the Company believe that they can successfully guide their prospective clients through the current maze of regulation and complexity that currently exists in the financial markets. One of the Company's goals is to educate their clients about the operation of financial markets; alternative methods for obtaining funds needed to grow and expand their businesses, determining product viability, forecasting accurate and realistic costs of doing business, defining and isolating appropriate markets, and developing and implementing effective marketing strategies.

     Revenue. The Company has derived no revenues from its operations since November of 1993. The Company may exchange its consulting services for equity positions in businesses operated by its clients, subject to performance criteria. The Company anticipates that future revenues will be generated from two primary sources: (1) consulting fees; (2) appreciation of equity positions which may be taken by the Company in its clients' businesses in exchange for providing consulting services. Initial consulting fees are expected to be relatively small and paid during a short period of time, while the Company evaluates the needs of the particular client, and assesses the client's needs and the suitability of the client as a long-term client for the Company. If the Company determines that a specific client is desirable to retain as a long-term client, a longer-term agreement will be negotiated, whereby regular monthly or contingent consulting fees will be paid by the client to the Company.

     Cost of Operations. The Company's recent material expenses have been primarily those incurred in connection with this offering, including legal fees, accounting fees, printing costs and filing fees.

     General and Administrative. The Company anticipates that general and administrative costs will consist primarily of supervisory and administrative fees for services rendered, professional fees, consulting service fees, telephone charges, general and customary office expenses, employee salaries, travel expenses, and other miscellaneous costs. Management will strive for cost efficiency in each of these areas.

     Other Income (Expenses). The Company anticipates that its income will be derived primarily from the sources it has described above, however, it anticipates exploring all other reasonable business opportunities which may arise.

     Provision for Income Taxes. Since the Company has not actively conducted business since November of 1993, no provision has been made for income taxes, and the Company has previously paid all income taxes due for prior periods.

     Net Income (Loss) From Operations. Since its resumption of active business operations in January of 1997, the Company has incurred a net loss from operations primarily due to the costs incurred by the Company's in connection with this offering. While the Company can provide no assurance that a particular outcome will be achieved, the Company believes it can achieve a net profit from operations after successful completion of this offering.

     Liquidity and Capital Reserves. Successful completion of this offering is expected to provide the Company with additional working capital. The Company believes the net proceeds from the sale of common stock in this offering, together with anticipated cash flow from operations, will be sufficient to meet its working capital needs for at least the next twelve (12) months if the minimum amount is raised in this offering and longer if the maximum amount is raised in this offering.

     Future Financing Opportunities. In addition to funds anticipated to be provided from operations to finance its business activities, the Company will continue to be willing to entertain discussions for the purpose of entering into joint ventures, mergers or other similar arrangements aimed at increasing the financial strength of the Company. While no assurance can be provided by the Company that its efforts in this area will be successful, the Company plans to explore and actively pursue other funding or business opportunities, which may include a merger with a suitable company seeking access to public securities markets. Agreements for other types of financing arrangements will only be entered into if, in the Company's opinion, they provide a less expensive and more stable form of financing for the Company's long term growth and development.

     Additional Considerations. To the extent the Company is able to obtain additional capital for its use and purposes, many business strategies now in the planning and pre-implementation stage could proceed. New and larger opportunities could then be considered, and more businesses could be located and acquired as clients. In addition, the Company would be positioned to take advantage of business opportunities involving larger contingent fee arrangements and would be able to invest its time and resources in such opportunities as they may arise. Such development could favorably and directly impact any future gross profit and net income. It is impossible, however, to predict the impact of such developments on any future revenues, gross profit, and net income.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
              ----------------------------------------------------

     Related Party Transactions. There have been no related party transactions, other than the issuance of shares of the Company's common stock to the officers, directors and principal shareholders. The Company entered into a two year consulting agreement with Richard H. Steinberg, who is the spouse of the principal shareholder of the Company. Fees for legal services have been incurred in connection with internal restructuring the Company and preparation of the Company's registration statement which includes this Prospectus. (See "SECURITY OWNERSHIP OF MANAGEMENT and EXECUTIVE COMPENSATION.")

     Resolving Conflicts of Interest. The Board of Directors (the "Board") has determined that the directors of the Company are required to disclose all conflicts of interest and all corporate opportunities to the entire Board. Any transaction involving a conflict of interest engaged in by the Company shall be on terms not less favorable that could be obtained from an unrelated third party. A director will only be allowed to pursue a corporate opportunity in the event it is first disclosed to the Board and the Board determines that it is not in the Company's best interest to pursue the particular corporate opportunity. (See "RISK FACTORS - Conflicts of Interest.")

                             EXECUTIVE COMPENSATION
                             ----------------------

     As of the date of this Prospectus, none of the Company's executive officers or directors have received any form of monetary compensation from the Company since November of 1993 other than minimal reimbursements for actual expenses incurred on behalf of the Company.

However, as the Company's business grows, it is anticipated that the Company will fairly compensate its officers and directors for their time and efforts, based on rates that are competitive in the industry, after due consideration of the financial condition and future prospectus of the Company.

     Summary Compensation Table. There are no stock awards, restricted stock awards, stock options, stock appreciation rights, long-term incentive plan compensation or similar rights which have been granted to any of the Company's executive officers or directors. The Company has no retirement, pension profit sharing, stock option, or other plans covering any of its officers and directors. The Company may adopt one or more stock options plans in the future.

     Employment Contracts. The Company presently has no employment contracts with any of its officers and directors.

     Consulting Contracts. The Company has entered into a Consulting Agreement with Richard H. Steinberg, whereby Mr. Steinberg has agreed to provide a variety of consulting services to the Company in exchange for payments of $1,000 per month during a two year term which commenced on January 2, 1997. To date, the Company has accrued all payments due to Mr. Steinberg, and anticipates using proceeds derived from this offering to bring payments under that agreement current.

     Purchases by Officers, Directors and Principal Shareholders. Officers, directors, and principal shareholders of the Company and persons associated with them may purchase up to fifty percent (50%) of the Shares being offered pursuant to this Prospectus, in a manner consistent with the public offering of the Company's Shares. It is not intended, however, for the proceeds from this offering to be utilized, directly or indirectly, by anyone, including the Company's officers and directors, to purchase any of the Shares offered. To the extent such persons purchase Shares in the offering, the minimum number of Shares required to be purchased by the general public will be reduced by like amount. Purchase of Shares in this offering by officers and directors will result in the Company's current management increasing its control of the Company. Consequently, this offering could close with a substantially greater percentage of shares being held by present shareholders and with lesser participation by the general public than would otherwise be the case. (See "PROSPECTUS SUMMARY" and "SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS.")

                                  LEGAL MATTERS
                                  -------------

     Attorneys. The legality of the securities of the Company offered hereby will be passed on for the Company by David M. Summers, Esq., 5670 Greenwood Plaza Boulevard, Suite 422, Englewood, Colorado 80111. Mr. Summers presently owns 50,000 shares of the Company's outstanding capital stock, representing 5% of its current outstanding capital stock, which was acquired from Mrs. Sandra Steinberg for $1,250 on April 15, 1997.

                                 TRANSFER AGENT
                                 --------------

     The Company has retained Corporate Stock Transfer, 370 17th Street, Suite 2350, Denver, Colorado 80202, as transfer agent for the Company's common stock.

                                     EXPERTS
                                     -------

     The financial statements as of March 31, 1997, and for the period then ended, included in this Prospectus have been audited by Janet Loss, C.P.A., P.C., 9101 East Kenyon Avenue, Suite 2000, Denver, Colorado 80237, independent public accountants, as stated in their report appearing herein and elsewhere in the registration statement, and have been so included in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

                              FRANKS' EXPRESS, INC.

                                  AUDIT REPORT





                                 March 31, 1997


                          Index to Financial Statements
                          -----------------------------

                                                                        Page

Independent Auditor's Report...........................................  F-2

Balance Sheet..........................................................  F-3

Statement of Operations................................................  F-4

Statement of Stockholders' Equity......................................  F-5

Statement of Cash Flows................................................  F-6

Notes to Financial Statements..........................................  F-7









                            Janet Loss, C.P.A., P.C.
                           Certified Public Accountant
                       9101 East Kenyon Avenue, Suite 2000
                             Denver, Colorado 80237

                            Janet Loss, C.P.A., P.C.
                          Certified Public Accountant
                      9101 East Kenyon Avenue, Suite 2000
                             Denver, Colorado 80237
                                 (303) 220-0227

Board of Directors
Franks' Express, Inc.

I have audited the accompanying balance sheet of Franks' Express Inc. as of March 31, 1997, and the related statements of operations, shareholders' equity (deficit) and cash flow for the three months ended March 31, 1997. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted accounting standards. These standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to alone present fairly, in all material respects, the financial position of Franks' Express, Inc. as of March 31, 1997, and the results of its operation and it's cash flows for the three months ended March 31, 1997.


/S/  JANET LOSS, C.P.A., P.C.
------------------------------------
Janet Loss, C.P.A., P.C.


May 5, 1997

                                      F-2

                              FRANKS' EXPRESS, INC.

                                  BALANCE SHEET
                                  -------------

                                 March 31, 1997
                                 --------------

                                     ASSETS
                                     ------


CURRENT ASSETS:

         Cash in checking                                               $ 2,505

OTHER ASSETS:

         IPO asset                                                        2,534
                                                                        -------

         TOTAL ASSETS                                                   $ 5,039
                                                                        =======


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES:

         Accounts Payable                                               $   534
         Accrued Interest                                                    19
         Accrued Expenses                                                 3,000
         Loan, Stockholder                                                5,000
         Advances                                                           125
                                                                        -------

         TOTAL CURRENT LIABILITIES                                      $ 8,678
                                                                        -------

STOCKHOLDERS' EQUITY (DEFICIT):

         Common stock, no par value
         100,000 shares authorized,
         1000 shares issued and
         outstanding                                                    $ 5,000

         Deficit                                                         (8,639)
                                                                        -------

         TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                            (3,639)
                                                                        -------

                  TOTAL LIABILITIES AND
                  STOCKHOLDERS' EQUITY (DEFICIT)                        $ 5,039
                                                                        =======


    The accompanying notes are an integral part of the financial statements.

                                      F-3

                              FRANKS' EXPRESS, INC.

                             STATEMENT OF OPERATIONS
                             -----------------------

                    For the Three Months Ended March 31, 1997
                    -----------------------------------------

REVENUES:                                                               $     0
                                                                        -------

OPERATING EXPENSES:

     Accounting                                                             600
     Bank charges                                                            21
     Consulting fees                                                      3,000
     Interest expense                                                        19
                                                                        -------

     TOTAL OPERATING EXPENSES                                             3,640
                                                                        -------


NET (LOSS)                                                              $(3,640)
                                                                        =======

NET (LOSS) PER SHARE                                                    $ (3.64)
                                                                        =======











    The accompanying notes are an integral part of the financial statements.

                                      F-4

                                               FRANKS' EXPRESS, INC.

                                         STATEMENT OF STOCKHOLDERS' EQUITY
                                         ---------------------------------

                                     FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                     -----------------------------------------

                                                                               Total
                           Common           Common                             Stockholders
                           Stock            Stock                                Equity
                           Number of        Amount            (Deficit)        (Deficit)
                           ---------        ------            ---------        ---------

Balance,                   1,000            $5,000            ($4,999)            $1
January 1, 1997

Net Loss For
Three Months
Ended
March 31, 1997                                                  (3,640)          (3,640)
---------------------------------------------------------------------------------------

Balance
March 31, 1997

                           1,000             $5,000            $(8,639)         $(3,639)
         ==============================================================================










   The accompanying notes are an integral part of these financial statements.


                                      F-5

                              FRANKS' EXPRESS, INC.

                             STATEMENT OF CASH FLOW
                             ----------------------

                    For the Three Months Ended March 31, 1997
                    -----------------------------------------


Cash Flows From Operating Activities:
-------------------------------------

         Net (loss)                                                     $(3,640)
         Changes in operating assets & Liabilities

         Increase in Current Liabilities                                  8,678
                                                                        -------

         Net cash provided by Operating Activities                      $(5,038)
         Cash Flows From (to) Investing Activities:
                  IPO Expenditures                                       (2,534)
                                                                        -------

         NET INCREASE IN CASH                                           $ 2,504

         CASH, BEGINNING OF THE PERIOD                                        1
                                                                        -------

         CASH, END OF THE PERIOD                                        $ 2,505
                                                                        =======






    The accompanying notes are an integral part of the financial statements.

                                      F-6

                          NOTES TO FINANCIAL STATEMENTS

NOTE I - HISTORY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------------------
Franks' Express, Inc., a Colorado Corporation, was incorporated May 17, 1991, for the purpose of engaging in the restaurant business. The Company ceased its restaurant operations in November of 1993 and has been inactive until 1997. In 1997, the company is in the process of beginning operations in the consulting business with medium sized businesses.

         Year End
         --------
         The Company has elected a calendar year-end.

         Accounting Method
         -----------------
         The Company records income and expenses on the accrual method.

NOTE II - COMMITMENTS
---------------------
The Company has a two-year consulting service agreement commencing January 2, 1997. The Company has agreed to pay $1,000 per month for consulting services as well as all customary and reasonable pre-approved business expenses related to performance of the Contractor's obligations under this agreement.

NOTE III - SUBSEQUENT EVENT
---------------------------
On April 30, 1997, the Company issued a 1,000 to 1 forward stock split for common stock. Thus, the total common stock authorized changed from 100,000 to 100,000,000, and from no par value to $.0001 par value.

NOTE IV - RELATED PARTIES
-------------------------
The Company maintains its office in space provided by the Company's treasurer pursuant to an oral agreement on a rent free basis with reimbursement for out of pocket expenses, such as telephone. The Company has accrued consulting fees of $3,000 to be paid to a related party.

NOTE V - GOING CONCERN
----------------------
The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. The Company's ability to continue as a going concern is dependent upon the Company's ability to obtain financing.


                                      F-7

========================================     ===================================

     NO DEALER, SALESPERSON OR ANY OTHER
PERSON HAS BEEN  AUTHORIZED  TO GIVE ANY
INFORMATION     OR    TO    MAKE     ANY
REPRESENTATIONS  IN CONNECTION WITH THIS
OFFERING  OTHER THAN THOSE  CONTAINED IN
THIS  PROSPECTUS  AND, IF GIVEN OR MADE,                   $100,000
SUCH INFORMATION OR REPRESENTATIONS MUST
NOT  BE  RELIED   ON  AS   HAVING   BEEN
AUTHORIZED   BY   THE   COMPANY.    THIS
PROSPECTUS  DOES NOT CONSTITUTE AN OFFER             FRANKS' EXPRESS, INC.
TO SELL OR  SOLICITATION  OF AN OFFER TO
BUY  ANY   SECURITY   OTHER   THAN   THE
SECURITIES  OFFERED BY THIS  PROSPECTUS,                 100,000 SHARES
OR AN OFFER TO SELL OR A SOLICITATION OF
AN  OFFER TO BUY ANY  SECURITIES  BY ANY
PERSON IN ANY JURISDICTION IN WHICH SUCH
OFFER OR  SOLICITATION IS NOT AUTHORIZED
OR IS  UNLAWFUL.  THE  DELIVERY  OF THIS
PROSPECTUS    SHALL    NOT   UNDER   ANY
CIRCUMSTANCES   CREATE  ANY  IMPLICATION
THAT THE  INFORMATION  HEREIN IS CORRECT
AS OF ANY TIME SUBSEQUENT TO THE DATE OF
THIS PROSPECTUS.


            TABLE OF CONTENTS
            -----------------
                                     PAGE
                                     ----

PROSPECTUS SUMMARY .....................1
RISK FACTORS........................... 2
USE OF PROCEEDS........................ 6
DILUTION............................... 7
PLAN OF DISTRIBUTION................... 8
LEGAL PROCEEDINGS..................... 10
MANAGEMENT............................ 10
SECURITY OWNERSHIP OF MANAGEMENT
AND PRINCIPAL SHAREHOLDERS.............12                PROSPECTUS
DESCRIPTION OF SECURITIES............. 13
BUSINESS.............................. 14
MARKETING PLAN........................ 15
MANAGEMENT'S DISCUSSION AND
ANALYSIS OF FINANCIAL CONDITION
AND PLAN OF OPERATION................. 16
CERTAIN RELATIONSHIPS AND RELATED
PARTY   TRANSACTIONS...................18
EXECUTIVE COMPENSATION................ 19
LEGAL MATTERS......................... 20
TRANSFER AGENT........................ 20
EXPERTS............................... 20
INDEX TO FINANCIAL STATEMENTS.........F-1


     UNTIL   , 1997  (25  DAYS AFTER THE
DATE OF THIS  PROSPECTUS),  ALL  DEALERS
EFFECTING TRANSACTIONS IN THE REGISTERED
SECURITIES, WHETHER OR NOT PARTICIPATING                          , 1997
IN THIS DISTRIBUTION, MAY BE REQUIRED TO               ----------
DELIVER   A   PROSPECTUS.   THIS  IS  IN
ADDITION TO THE OBLIGATION OF DEALERS TO
DELIVER  A  PROSPECTUS  WHEN  ACTING  AS
UNDERWRITERS  AND WITH  RESPECT TO THEIR
UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

========================================     ===================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

     Section 7-3-101.5 of the Colorado Revised Statutes enables a Colorado corporation to indemnify its officers, directors, employees and agents liabilities, damages, costs and expenses for which they are liable in their Official Capacities (as defined by this statute) if they acted in good faith and had no reasonable basis to believe their conduct was not in the best interest of the Registrant or was illegal.

     Article IX of Registrant's Articles of Incorporation limits the liability of directors to the fullest extent provided by Colorado law.

     Article V of the Registrant's Bylaws provide indemnification to officers, directors, employees and agents to the fullest extent provided by Colorado law.

     The Form of Selected Dealers Agreement attached hereto as Exhibit 1.1 provides indemnification to officers and directors of the Registrant under certain conditions.


Item 25.  Other Expenses of Issuance and Distribution.

                  SEC registration fee ................................$   100
                  National Association of Securities
                    Dealers, Inc. Fee .................................    100
                  State qualification expenses
                    (including legal fees) ............................    100*
                  Printing expenses....................................    500*
                  Legal fees and expenses.............................. 12,000*
                  Auditors' fees and expenses .........................  2,000*
                  Transfer agent and registrar fees ...................  1,500*
                  NASDAQ listing fee...................................  6,100*
                  Miscellaneous expenses ..............................    500*
                                                                       --------
                  Total ...............................................$22,900

-----------
*  Estimated

Item 26.  Recent Sales of Unregistered Securities.

Not Applicable



                                      II-1

Item 27.  Exhibits

        Exhibit
        Number                    Description of Exhibits
        ------                    -----------------------

        1.1               Form of Selected Dealers Agreement
        1.2               Escrow Agreement
        3.1               Restated and Amended Articles of Incorporation
        3.2               By-Laws
        5.1*              Opinion of David M. Summers, Esq. regarding legality
        10.1              Consulting Agreement with Richard H. Steinberg
        23.1*             Consent of David M. Summers, Esq
        23.2              Consent of Janet Loss, C.P.A., P.C.

-----------------
*To be filed by amendment.

Item 28.  Undertakings.

     Insofar as indemnification for liabilities arising under the Securities Act of 1993 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The small business issuer will:

     (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under the Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.





                                      II-2

     (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf of the undersigned, in the city of Englewood, State of Colorado on May 23, 1997.

                                            Franks' Express, Inc.


                                            By:  /s/  CHARLES BURTON
                                               ---------------------------------
                                                Charles Burton, President

         In accordance with the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement was signed by the following persons in the capacities and on the dates indicated.

                                     /S/  CHARLES BURTON
Date:  May 23, 1997                  -------------------------------------------
                                     Charles Burton, President, Chief Executive
                                     Officer, Principal Financial Officer and
                                     Director

                                     /S/  ROGER D. JONES
Date:  May 23, 1997                  -------------------------------------------
                                     Roger D. Jones, Secretary and Director

                                     /S/  SANDRA S. STEINBERG
Date:  May 23, 1997                  -------------------------------------------
                                     Sandra S. Steinberg, Treasurer, Principal
                                     Accounting Officer and Director

--------------------------------------------------------------------------------

                       SECURIITES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                              FRANKS' EXPRESS, INC.





                                    EXHIBITS

                                       TO

                                    FORM SB-2

                             REGISTRATION STATEMENT

                                      Under

                           The Securities Act of 1933





--------------------------------------------------------------------------------

                                  EXHIBIT INDEX


Exhibit No.                Title                                        Page

     1.1     Selected Dealers Agreement..............................    42
     1.2     Escrow Agreement........................................    47
     3.1     Restated and Amended Articles of Incorporation..........    51
     3.2     By-Laws.................................................    58
     5.0     Opinion of David M. Summers, Esq. regarding legality....    --
     10.1    Consulting Agreement with Richard H. Steinberg .........    96
     23.1    Consent of David M. Summers, Esq........................    --
     23.2    Consent of Janet Loss, C.P.A., P.C......................   104